CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 109 to the Registration Statement on Form N-1A of
Fidelity Trend Fund, of our report dated February 5, 1999, on the financial statements and financial highlights included in the December 31, 1998 Annual Report to Shareholders of Fidelity Trend Fund.

 We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

  /s/PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP

 Boston, Massachusetts
 February 16, 1999